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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of FMC Corporation to be filed with the Securities and Exchange Commission on or about November 1, 1995 and to the incorporation by reference therein of our report dated
January 23, 1995, with respect to the financial statements of United Defense, L.P. included in FMC Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                   /s/  ERNST & YOUNG LLP
                                   --------------------------
                                        ERNST & YOUNG LLP

Washington, D.C.
October 31, 1995